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Exhibit 10.01
                               SERVICE AGREEMENT

THIS AGREEMENT is made this day of June 26, 1992, by and between Amoco Production Company, a Delaware corporation, hereinafter called "Amoco" and Environmental Protection Company, a New Mexico corporation, hereinafter called "Contractor".

The parties agree as follows:

1 . Services: Contractor shall provide the following services to Amoco (hereinafter the "Services"). The Contractor shall be responsible for excavating, backfilling, and remediating hydrocarbon contaminated soils ("HCS") from production pits as designated by Amoco and transporting such HCS to the Jadria site (the "Site") described on Exhibit A and shown on the attached map. No such pits shall be located more than 100 miles from the Site. The cost will be $65.00 per ton. Trucks will be weighed when entering the facility and after dumping and Amoco will be billed based on the weight differences. Upon Amoco notifying Contractor of the pits to be cleaned, Contractor will undertake the same and thereafter carry on with due diligence and in a good and workmanlike manner to completion.

2. HCS Ownership and Quality: The HCS shall remain the property of Amoco at all times, and the disposition, use, treatment and transportation of such material shall be within Amoco's sole discretion and shall be handled by Contractor in accordance with Amoco's instructions. The HCS shall not exceed 100 PPM Total Petroleum Hydrocarbons ("TPH") prior to the time it leaves the Site. The TPH level shall be reviewed and adjusted in accordance with instructions from Amoco, requirements of the state of New Mexico, and any additional requirements or treatment of Contractor.

3. Materials: In the performance of any operations hereunder Contractor shall furnish at its own expense and cost any and all necessary labor, machinery, equipment, tools, transportation and whatever else is necessary in the performance and completion of the work herein provided other than such items thereof as Amoco specifically agrees to furnish. If, in order to gain access to or return from the pit to be serviced, it is necessary to repair roadbeds, or, to provide tractors, vessels, or other special means of transportation for the trucks, equipment, or personnel of Contractor, such shall be arranged and paid for by Amoco,

4. Lions; Compliance with Laws: Contractor agrees to pay and discharge all valid taxes, lienable claims, charges or other impositions imposed and to be imposed by law, on Contractor, arising out of, in connection with or resulting from, work performed hereunder, Contractor shall comply with all applicable laws and regulations of any state, county, municipality or the federal government, including those, with reference to Contractor's employees engaged in the performance of the Services. Contractor agrees to indemnify Amoco against any liability for any such taxes, lienable claims, charges or impositions, and for the failure to comply with any such laws or regulations. Contractor will provide copies of all permits required to perform services.

5. Records: Contractor shall maintain a true and correct set of records pertaining to work performed hereunder, for a period of two years from the completion of the Services. Amoco may, upon request, audit any and all records of Contractor and of any subcontractor relating to work performed hereunder; provided, however, Contractor shall have the right to exclude any unrelated trade secrets, formulas or processes from such inspection.

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6. Independent Contractor: Contractor shall bean independent contractor with respect to the Services, and neither Contractor nor anyone used or employed by Contractor shall be deemed for any purpose to be the agent, servant or representative of Amoco in the performance of the Services or any part thereof, or in any matter dealt with herein, and Amoco shall have no direction or control of Contractor, or its employees and agents, except in the results to be obtained. Neither party is assuming any liability for the actions or omissions of the other party, except as is stated in this contract. However, the Contractor shall not be liable for damage to property owned by Amoco, unless such damage is caused by the negligence of the Contractor.

7.   Exclusive use of site and option to purchase:

a) Unless and until Contractor receives written permission from Amoco, Contractor shall not use the Site for any purpose whatsoever other than the treating, storage, and remediation of HCS from Amoco. At the termination of this agreement, and if Amoco has not exercised its preferential right to purchase the Site in accordance with the provisions of 7 (b), below, the parties shall use their best efforts to enter into an amendment to this agreement addressing the future use of the Site and disposition, if any, of the Amoco HCS.

b) For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Walter R. Kolbe ("Kolbe") and Contractor hereby grant to Amoco the right and option to purchase the Site and related easement (as described in the Warranty Deed referenced in Exhibit A), by giving written notice to Kolbe and/or Contractor stating that Amoco desires to exercise its option and specifying a closing date no earlier than twenty days and no later than thirty days f rom the date of said notice. The term of this option shall be for twenty-four months from the date of this agreement and the purchase price, upon the exercise of such option, shall be $41,022.98. If so exercised, the Site and easement shall be conveyed to Amoco by warranty deed, free and clear of any and all claims, charges, liens, judgements, burdens or liabilities of any kind whatsoever.

8. Notices: All notices to be given under this contract shall be in writing and shall be sent to Contractor at 44 Montgomery Street, Suite 500, San Francisco, CA 94104, and to Amoco at 200 Amoco Court, Farmington, New Mexico 87401.

9. Payment: The consideration to be paid by Amoco to Contractor is specified above. Amoco shall pay Contractor within 30 days of invoicing.

10. Indemnification: In order to eliminate controversies between Contractor, and Amoco and their respective insurers, Contractor assumes all liability for and hereby agrees to defend, indemnify and hold Amoco, its joint owner or owners, if any, and their insurers, harmless from and against any and all losses, costs, expenses and causes of action, including attorney's fees and court costs, for injuries to and death of Contractor's and its Subcontractors employees, arising out of, incident to, or in connection with any and all operations under this contract and whether or not such losses, costs, expenses and causes of action are occasioned by or incident to or the result of the negligence of Amoco, its joint owner or owners, if any, and its agents, representatives and employees. Contractor agrees to insure this assumption of liability. The liability assumed by Contractor pursuant to this clause shall be limited to the amounts carried by Contractor's current liability insurance, but in no event shall it be less than the minimum limits set out in Paragraph 11, below.
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11.  Insurance: As to all operations provided for herein, Contractor shall secure and maintain during the term of this agreement the following insurance:

(a) Workmen's Compensation Insurance which shall fully comply with the requirements of state laws as well as federal laws, if applicable.

(b) Comprehensive General Liability Insurance, including Contractual Liability coverage, with minimum limits of $100,000 each person and $300,000 each occurrence for Bodily Injury and $100,000 each occurrence for Property Damage.

(c) Automobile Liability Insurance covering owned, hired and non-owned vehicles used by Contractor with minimum limits of $100,000 each person and $300,000 each occurrence for Bodily Injury and $100,000 each occurrence for Property Damage. Contractor shall furnish Amoco insurance certificates to evidence the insurance required herein. Maintaining the prescribed insurance shall not relieve Contractor of any other obligation under this Agreement.

12. Term: Amoco's obligation to provide HCS will terminate automatically after 10,000 tons of HCS has been received at the Site. At that time Amoco will have a 30 day period to evaluate whether to proceed with committing to providing 180,000 tons of HCS over a one year period. During the 30 day evaluation period Amoco may direct the Contractor to continue operations without obligating itself to providing HCS beyond the 10,000 tons. In addition, any tonnage provided during the 30 day evaluation period will be credited toward the 180,000 ton commitment.

13. Force Majeure: Neither Amoco nor Contractor shall be liable for any delay or damage due, occasioned or caused as a result of strikes, action of the elements, or causes beyond the control of the parties; and any delay due to above causes or any of them, shall not be deemed to be a breach of or failure to perform this Contract, or any part thereof.

14. Assignment: Contractor may not assignor sublet this contract, or any part thereof, without the written consent of Amoco, and the assignment of this contract, or the subletting of any work to be performed hereunder, if so permitted by Amoco, shall not relieve Contractor of its obligations hereunder.

15. Contractor Insolvency: Should Contractor become insolvent or make an assignment for the benefit of creditors or be adjudicated a bankrupt or admit in writing his inability to pay his debts generally as the same become due, or should any proceedings be instituted by Contractor under and State or Federal law for relief of debtors or for the appointment of a receiver, trustee or liquidator of Contractor, or should a voluntary petition in bankruptcy or for a reorganization or for an adjudication of Contractor as an insolvent or a bankrupt be filed, or should an attachment be levied upon Contractor's equipment and not removed within five (5) days therefrom, then upon the occurrence of any such event, Amoco shall thereupon have the right to cancel this contract and terminate immediately all work then being performed by Contractor hereunder.

WITNESS THE SIGNATURES of the parties hereto the day and year first above written.

Amoco Production Company*               Environmental Protection Company*

By:/s/J.H. Hasche,Attorney -in-Fact     By:/s/W. Kolbe, President

                                        /s/Walter R. Kolbe, individually

*Subject to -the attached Addendum between the parties, dated June:26, 1992.
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Environmental Protection Company
State of California
County of San Mateo

On June 4, 1992 before me, a Notary Public in and for the State of California, personally appeared W. Kolbe personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.
/s/W. G. Spengler       [OFFICIAL NOTARY SEAL
                           W. G. Spengler
                      Notary Public  California
                          SAN MATEO COUNTY
                     My Comm. Expires JUL 10, 1995]


Walter R. Kolbe, Individual
State of California
County of San Mateo

On June 4, 1992 before me, a Notary Public in and for the State of California, personally appeared W. Kolbe personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.
/s/W. G. Spengler       [OFFICIAL NOTARY SEAL
                           W. G. Spengler
                      Notary Public  California
                          SAN MATEO COUNTY
                     My Comm. Expires JUL 10, 1995]

Amoco Production Company
State of Colorado
City and County of Denver

On June 26, 1992 before me, a Notary Public in and for the State of California, personally appeared J.H. Hasche personally known to me (or proved to me on the basis of satisfactory evidence) to be the person Duiiii(s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person (s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness, my hand and official seal,
/s/ sic.
My Commission expires May 2, 1994

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Exhibit A

The project site is located in San Juan County, New Mexico. It would be referred to as "the Southwest Quarter of the Southwest quarter of the Southeast Quarter (SW 1/4SW1/4SE1/4) of section two (2), township twenty nine
(29), Range twelve (12) west, N.M.P.M., San Juan County, New Mexico, as more particularly described in that certain Warranty Deed between Phillip Culver, Barbara Culver, Emmitt Culver, Yvonne Culver, Clara Culver, Lawrence Robson and Environmental Protection Company (sellers) and Walter R. Kolbe (buyer), dated January 22, 1992, and recorded at Book 1141, Page 627 of the San Juan County, New Mexico records.

There is a map on the following page showing the location of the site with respect to the City of Farmington.

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                                ADDENDUM

     THIS ADDENDUM is made this 26th day of JUNE, 1992, by and between Amoco Production Company and Environmental Protection Company, and is an addendum to that certain Service Agreement between the parties, dated June 25, 1992. The parties further agree as follows:

1. RETENTION: For a period of three weeks or until the TPH of the HCS conforms to the specifications of the Agreement, whichever period is greater, the payment by Amoco to Contractor pursuant to Section 1 of the Agreement shall be subject to a twenty percent (20%) retainage. That is, until such time as the Contractor is able to transport conforming and remediated HCS from the Site to backfill the excavated pits, Amoco shall pay the Contractor eighty percent (80%) of $65.00 per ton for excavating such HCS and the remaining twenty percent (20%) upon remediation, backfilling and transporting the soil back to each particular pit that has been excavated.

2. PROPRIETARY INFORMATION: The Contractor's remediation methods and technical information and know-how applied and implemented pursuant to the Agreement shall remain the sole and exclusive property of the Contractor.

3. OPTION TO PURCHASE PROPERTY: In the event Amoco exercises its option to purchase the Site pursuant to Section 7(b) of the Agreement, the parties shall renegotiate the costs of the services ($65.00 per ton), to reflect the Contractor's savings or increased revenues, if any, resulting from Amoco's exercise of such option.

4. MINIMUM OBLIGATION: The Agreement represents Amoco's commitment to the Contractor as Amoco's exclusive party to perform the services described therein in the vicinity. In the event Amoco determines that it does not require the removal and remediation of ten thousand (10,000) tons of HCS (for any reason other than a breach by Amoco or because Amoco has hired a competitor of the Contractor to perform such work) , Amoco shall not suffer any penalty or be required to pay any damages to the Contractor for failing to designate such ten thousand (10,000) ton minimum. Provided, however, Amoco hereby commits to provide the Contractor with a minimum of four thousand (4,000) tons of HCS pursuant to Section I of the Agreement.

5. EFFECTIVE DATE: Notwithstanding anything in the Agreement to the contrary, the effective date of the Agreement shall be retroactive to June 1, 1992.

     IN WITNESS WHEREOF, this Addendum has been executed on the day and year first above written.

AMOCO PRODUCTION COMPANY

By: /s/J.H. Hasche

ENVIRONMENTAL PROTECTION COMPANY

By: /s/Walter R.Kolbe, President

/s/Walter R. Kolbe, Individually

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Environmental Protection Company
State of California
County of San Mateo

Environmental Protection Company
State of California
County of San Mateo

On June 4, 1992 before me, a Notary Public in and for the State of California, personally appeared W. Kolbe personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.
/s/W. G. Spengler       [OFFICIAL NOTARY SEAL
                           W. G. Spengler
                      Notary Public  California
                          SAN MATEO COUNTY
                     My Comm. Expires JUL 10, 1995]


Walter R. Kolbe, Individual
State of California
County of San Mateo

On June 4, 1992 before me, a Notary Public in and for the State of California, personally appeared W. Kolbe personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.
/s/W. G. Spengler       [OFFICIAL NOTARY SEAL
                           W. G. Spengler
                      Notary Public  California
                          SAN MATEO COUNTY
                     My Comm. Expires JUL 10, 1995]


Amoco Production Company
State of Colorado
City and County of Denver

On ____________ before me, a Notary Public in and for the State of California, personally appeared ___________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s)whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person (s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness, my hand and official seal,